Exhibit 99.1

Contact:
Edward Stiften, Chief Financial Officer
David Myers, Vice President Investor Relations
702-7173
investor.relations@express-scripts.com

Express Scripts Reports Record Third Quarter 2006 Earnings
2.5 Million Shares Repurchased During the Quarter
Earnings Guidance Increased for 2006

ST. LOUIS, October 24, 2006—Express Scripts, Inc. (Nasdaq: ESRX) announced third quarter net income of $114.7 million, or $0.83 per diluted share. This represents a 24 percent increase over $0.67 per diluted share last year, adjusted to exclude a $0.01 per diluted share non-recurring tax benefit.

During the quarter, Express Scripts repurchased 2.5 million shares of common stock for $199.1 million. To date, the Company has repurchased 41.9 million shares under its 48 million authorized share repurchase program. The Company reported cash flow from operations of $158.8 million in the third quarter compared to $214.7 million for the same quarter last year and expects that cash flow from operations will be in the $625 to $700 million range for 2006.

“Our industry-leading generic utilization rate reached a record 58.3% by helping our clients take advantage of new generic drugs that entered the marketplace,” stated George Paz, president, chief executive officer and chairman. “We promote the use of lower-cost generic drugs, and our strong third quarter results demonstrate the success of our business model, which is built around alignment of interests. The more successful we are in helping clients and members save on prescription drugs, the better we perform.”

Total adjusted claims were 125.1 million, a 9 percent decrease from last year, which is consistent with the Company’s previous guidance that adjusted claims in 2006 would decline 8 to 10 percent from 2005. Retail network claims processed in the third quarter were 93.2 million, a decrease of 12 percent from 105.6 million processed last year, while home delivery claims increased 2 percent to 10.2 million from 10.0 million last year.

Gross profit for the third quarter increased 28 percent to a record $374.3 million from $293.2 million last year. The increase reflects the growth in specialty drugs, including the addition of Priority Healthcare (“Priority”), higher generic utilization, lower retail and home delivery drug purchasing costs, and the growth in home delivery prescriptions. Gross profit per adjusted claim was a record $2.99, a 40 percent increase over $2.14 for the same quarter last year.

During the third quarter, the operations of the Specialty business and the Pharma Business Solutions (“PBS”) unit were combined in order to capture the natural synergies between these two businesses, which share common products and customers. Accordingly, these two businesses are now combined into one reporting segment labeled, Specialty and Ancillary Services (“SAAS”).

Operating income for this SAAS segment decreased to $11.7 million from $22.7 million last year. Approximately $7.2 million of this decrease is attributable to the PBS unit mainly as a result of the migration of members in Patient Assistance Programs to Medicare Part D. The remainder of the decrease results from the continuing expenditures for the integration of Priority, including systems and site consolidations; certain non-recurring charges; and the mid-year loss of a major third party payor in the Specialty business.

For the SAAS segment, the Company is anticipating a sequential improvement in operating income from the third quarter level as a result of new business that will begin in the fourth quarter, some seasonal increases in certain products, and a reduction in expense levels. The Company believes that the infrastructure investments made during integration, the management and reporting changes implemented in the third quarter, and the Company’s improved success in being awarded specialty products in limited and exclusive networks position Express Scripts to capitalize on the growth opportunities in the specialty marketplace.

Higher generic utilization, lower retail and home delivery drug purchasing costs, and the growth in home delivery prescriptions translated into strong EBITDA growth. EBITDA increased 27 percent to $229.5 million from $181.4 million last year. EBITDA per adjusted claim set a record at $1.84, a 39 percent increase over $1.32 in the third quarter of 2005.

As a result of the success of its formulary strategy and strong underlying trends for continued growth in generic utilization and home delivery, and a sequential increase in specialty, the Company is raising its 2006 earnings guidance. Express Scripts is increasing its previous 2006 diluted earnings per share guidance from a range of $3.16 to $3.28 to a range of $3.19 to $3.29. The Company will provide SAAS in a separate release in late November.

Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com, which includes expanded investor information and resources.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:
•
uncertainties associated with our acquisitions (including our acquisition of Priority Healthcare), which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses

•	costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices
•
investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general

•
changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service

•
uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk

•
uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP

•	our ability to maintain growth rates, or to control operating or capital costs
•
continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers

•
competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers

•
results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations

•	increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies
•
the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products

•	the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network
•	the use and protection of the intellectual property we use in our business
•	our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements
•	our ability to continue to develop new products, services and delivery channels
•	general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs
•	increase in credit risk relative to our clients due to adverse economic trends
•	our ability to attract and retain qualified personnel
•	other risks described from time to time in our filings with the SEC

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

FINANCIAL TABLES FOLLOW

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three months ended September 30,		Nine months ended September 30,
(in millions, except per share data)	2006	2005	2006	2005

Revenues (1)	$4,330.2	$3,847.6	$13,131.3	$11,631.0
Cost of revenues (1)	3955.9	3,554.4	12,048.8	10,796.1
Gross profit	374.3	293.2	1,082.5	834.9
Selling, general and administrative	168.6	132.1	500.8	387.1
Operating income	205.7	161.1	581.7	447.8
Other (expense) income :
Undistributed loss from joint venture	(0.4)	(0.6)	(1.2)	(1.9)
Interest income	2.3	3.5	11.3	7.6
Interest expense	(26.4)	(5.1)	(70.6)	(14.5)
	(24.5)	(2.2)	(60.5)	(8.8)
Income before income taxes	181.2	158.9	521.2	439.0
Provision for income taxes	66.5	57.2	194.0	150.0
Net income	$114.7	$101.7	$327.2	$289.0

Basic earnings per share	$0.84	$0.70	$2.32	$1.96

Weighted average number of common shares
outstanding during the period - Basic EPS	136.1	146.3	141.2	147.3

Diluted earnings per share	$0.83	$0.68	$2.28	$1.93

Weighted average number of common shares
outstanding during the period – Diluted EPS	138.2	148.9	143.5	149.7

(1) Excludes estimated retail pharmacy co-payments of $942.8 and $1,413.3 for the three months ended September 30, 2006 and 2005, respectively, and $3,209.2 and $4,357.2 for the nine months ended September 30, 2006 and 2005, respectively. These are amounts we instructed retail pharmacies to collect from members. We have no information regarding actual co-payments collected.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet
	September 30,	December 31,
(in millions, except share data)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$68.1	$477.9
Receivables, net	1,298.3	1,393.2
Inventories	271.4	273.4
Deferred taxes	62.8	53.1
Prepaid expenses and other current assets	25.3	59.8
Total current assets	1,725.9	2,257.4
Property and equipment, net	189.8	201.3
Goodwill, net	2,686.8	2,700.1
Other intangible assets, net	389.5	303.3
Other assets	31.4	31.4
Total assets	$5,023.4	$5,493.5

Liabilities and Stockholders' Equity
Current liabilities:
Claims and rebate payable	$1,201.1	$1,380.0
Accounts payable	595.6	596.5
Accrued expenses	376.0	308.7
Current maturities of long-term debt	150.0	110.0
Total current liabilities	2,322.7	2,395.2
Long-term debt	1,480.4	1,400.5
Other liabilities	249.6	233.0
Total liabilities	4,052.7	4,028.7

Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized,
and no shares issued and outstanding	-	-
Common stock, 650,000,000 and 275,000,000 shares authorized, respectively, $0.01 par value;
shares issued: 159,439,000 and 159,499,000, respectively;
shares outstanding: 135,437,000 and 145,993,000, respectively	1.6	1.6
Additional paid-in capital	524.2	473.5
Unearned compensation under employee compensation plans	(29.6)	(5.8)
Accumulated other comprehensive income	12.4	9.8
Retained earnings	1,870.0	1,542.8
	2,378.6	2,021.9
Common Stock in treasury at cost, 24,002,000 and
13,506,000 shares, respectively	(1,407.9)	(557.1)
Total stockholders' equity	970.7	1,464.8
Total liabilities and stockholders' equity	$5,023.4	$5,493.5

 EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Nine months ended September 30,
(in millions)	2006	2005

Cash flow from operating activities:
Net income	$327.2	$289.0
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	75.7	59.6
Non-cash adjustments to net income	44.4	27.5
Tax benefit relating to employee stock compensation	-	28.4
Net changes in operating assets and liabilities	(94.7)	126.6
Net cash provided by operating activities	352.6	531.1

Cash flows from investing activities:
Purchases of property and equipment	(38.2)	(34.2)
Other	(0.1)	(0.3)
Net cash used in investing activities	(38.1)	(34.5)

Cash flows from financing activities:
Repayment of long-term debt	(80.1)	(16.6)
Proceeds from (repayments of) revolving credit line, net	200.0	(50.0)
Tax benefit relating to employee stock compensation	33.0	-
Treasury stock acquired	(906.8)	(219.9)
Net proceeds from employee stock plans	28.5	28.5
Net cash used in financing activities	(725.4)	(258.0)

Effect of foreign currency translation adjustment	1.1	0.4

Net (decrease) increase in cash and cash equivalents	(409.8)	239.0
Cash and cash equivalents at beginning of period	477.9	166.1
Cash and cash equivalents at end of period	$68.1	$405.1

EXPRESS SCRIPTS, INC.
Table 1
Unaudited Operating Statistic
(in millions, except per claim, per share and ratio data)

3 months
3 months
3 months
3 months
3 months

ended
ended
ended
ended
ended

09/30/2006
06/30/2006
03/31/2006
12/31/2005
09/30/2005

 Revenues

 PBM (1)
3,465.1
3,528.4
3,506.6
3,673.7
3,491.4

 SAAS
865.1
892.7
873.4
908.4
356.2

     Total consolidated revenues
4,330.2
4,421.1
4,380.0
4,582.1
3,847.6

 Claims Detail

 Network (2)
93.2
96.9
102.4
111.1
105.6

 Home delivery
10.2
10.4
10.3
10.3
10.0

     Total PBM claims
103.4
107.3
112.7
121.4
115.6

     Adjusted PBM claims (3)
123.8
128.0
133.3
142.1
135.6

 SAAS claims (4)
1.3
1.5
1.6
1.8
1.4

     Total adjusted claims (5)
125.1
129.5
134.9
143.9
137.0

 Per Adjusted Claim

 Gross profit
$
2.99
$
2.81
$
2.55
$
2.53
$
2.14

 EBITDA (6)
$

1.84
$
1.69
$
1.55
$
1.53
$
1.32

Selected Ratio Analysis
Table 2

As of
As of
As of
As of
As of

09/30/2006
06/30/2006
03/31/2006
12/31/2005
09/30/2005

 Debt to EBITDA ratio (7)
1.9x
2.1x
1.9x
2.1x
0.6x

 EBITDA interest coverage (8)
9.4x
11.5x
14.7x
19.6x
34.7x

 Operating cash flow interest coverage (9)
6.6x
9.3x
13.2x
21.4x
37.9x

 Debt to capitalization (10)
62.7
%
62.4
%
47.6
%
50.8
%
21.6
%

 See Notes to Unaudited Operating Statistics and Selected Ratio Analysis

Unaudited Earnings Excluding Non-recurring Items
Table 3

3 months
9 months

ended
ended

09/30/2005
09/30/2005

 Income before income taxes
$
158.9
$
439.0

 Provision for income taxes
57.2
150.0

 Tax benefit from subsidiary losses
1.5
3.8

 Prior periods' tax benefit from state tax planning strategies
-
10.2

 Adjusted provision for income taxes
58.7
164.0

 Adjusted net income
$
100.2
$
275.0

 Weighted average number of shares

    outstanding during period - diluted
148.9
149.7

 Diluted earnings per share excluding

    net charges
$
0.67
$
1.84

 Diluted earnings per share as reported
$
0.68
$

1.93

 Impact of non-recurring items
$
0.01
$
0.09

    The Company is providing diluted earnings per share excluding the impact of certain charges in order to compare the underlying financial performance to prior periods.

EXPRESS SCRIPTS, INC.

Notes to Unaudited Operating Statistics and Selected Ratio Analysis
(in millions)

(1)
We have reclassified certain amounts between PBM revenue and PBM cost of revenue to more accurately reflect allocations and adjustments in the periods presented. There is no effect on Consolidated Gross Profit.

(2)	Network claims exclude drug formulary only claims where we only administer the clients formulary and approximately 0.5 million manual claims per quarter.

(3)
PBM adjusted claims represent network claims plus mail claims, which are multiplied by 3, as mail claims are typically 90 day claims and network claims are generally 30 day claims. Adjusted claims calculated from the table may differ due to rounding.

(4)
Specialty and Ancillary Services (SAAS) claims are an accumulation of PBS claims and Specialty claims. PBS claims represent the distribution of pharmaceuticals through Patient Assistance Programs and the distribution of pharmaceuticals where we have beenselected by the pharmaceutical manufacturer as part of a limited distribution network. Specialty claims represent the distribution of specialty drugs through our CuraScript subsidiary. Prior periods have been recast to reflect current presentation.

(5)	Total adjusted claims includes PBM adjusted claims plus SAAS claims.

(6)
The following is a reconciliation of EBITDA to net income and to net cash provided by operating activities as the Company believes they are the most directly comparable measures calculated under Generally Accepted Accounting Principles.

	3 months ended September 30,		9 months ended September 30,
	2006	2005	2006	2005
Net income	$114.7	$101.7	$327.2	$289.0
Income taxes	66.5	57.2	194.0	150.0
Depreciation and amortization *	23.8	20.3	75.7	59.6
Interest expense, net	24.1	1.6	59.3	6.9
Undistributed loss from joint venture	0.4	0.6	1.2	1.9
EBITDA	229.5	181.4	657.4	507.4
Current income taxes	(50.3)	(53.3)	(183.2)	(144.9)
Interest expense less amortization	(23.6)	(1.3)	(57.8)	(6.2)
Undistributed loss from joint venture	(0.4)	(0.6)	(1.2)	(1.9)
Other adjustments to reconcile net income
to net cash provided by operating activities	3.6	88.5	(62.6)	176.7
Net cash provided by operating activities	$158.8	$214.7	$352.6	$531.1

EBITDA is earnings before other income (expense), interest, taxes, depreciation and amortization, or operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company's ability to service indebtedness and is frequently used to evaluate a company's performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA may not be comparable to that used by other companies
* Includes depreciation and amortization expense of:	8.6	9.7	26.9	27.0
Gross profit	15.2	10.6	48.8	32.6
Selling, general and administrative	23.8	20.3	75.7	59.6

(7) Represents debt as of the balance sheet date divided by EBITDA for the twelve months ended.

(8) Represents EBITDA for the twelve months ended divided by interest for the twelve months ended.

(9) Represents Operating Cash Flow for the twelve months ended divided by interest for the twelve months ended.

(10) Represents debt divided by the total of debt and stockholders equity.